Exhibit 99.3

EXHIBIT C

GENERAL ASSIGNMENT AND ASSUMPTION OF LIABILITIES AND CONTRACTS

THIS GENERAL ASSIGNMENT AND ASSUMPTION OF LIABILITIES AND CONTRACTS ("Assignment") is made as of December 10th, 2015 (the “Effective Date”), by and between BAYHAWK ALES, INC., a Delaware corporation ("Assignor") and EVANS BREWING COMPANY, INC., a Delaware corporation or its assignee ("Assignee"). The Assignor and the Assignee may each be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

A.           Assignor, as Seller, and Assignee, as Buyer, entered into that certain Asset Purchase and Share Exchange Agreement dated of even or near date herewith ("Agreement"), with respect to the certain Transferred Assets (as identified in Section 2.01 of the Agreement and as set forth on Exhibit A to the Agreement) and Assumed Liabilities (as defined herein) owned and operated by Seller (the "Business"). Unless otherwise defined herein, all capitalized terms used herein shall have the same meanings as set forth in the Agreement.

B.            Concurrently herewith, Assignor has executed and delivered that certain Bill of Sale of even or near date herewith for the conveyance of certain Transferred Assets.

C.            In connection with said conveyance, Assignor desires to assign to Assignee certain of Assignor's rights relating to the Business and Assignee desires to accept such assignment and to assume contracts and liabilities set forth hereafter.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.             Definitions. For purposes of this Assignment, the following definitions shall apply:

(a)         "Assumed Liabilities" shall include:

(i)	that certain promissory note in favor of City Brewing Company in the amount of $200,692 as of September 30, 2015;

(ii)	Auto loan in the amount of $11,559 as of September 30, 2015; and

(iii)	Refundable deposits due to customers (constituting funds on deposit) in the amount of $133,011 as of September 30, 2015.

(iv)	Assignee and Assignor understand, acknowledge, and agree that Assignee will assume the Assumed Liabilities described above with the actual amounts owing as of the Effective Date, and that Assignor shall have no further obligation in connection with the Assumed Liabilities.

(b)         "Claims" shall mean all claims and causes of action arising out of or in connection with the operation or maintenance of the Business, but Claims shall not include accounts receivable and other charges and any monetary claims for overpayment of tax, or refunds for which Assignor has received no credit unless otherwise specifically agreed to in writing.

(c)         "Contracts" shall mean all contracts, undertakings, commitments, guarantees and warranties relating to the ownership, operation or maintenance of the Business to which. Assignor is a party or is bound. The term "Contracts" includes, but are not limited to, those contracts described on Schedule 1; and as used herein, "Assumed Contracts" shall be limited to those set forth on Schedule 1. Except for the Assumed. Contracts, Assignor has cancelled or will cancel or otherwise terminate all executory Contracts and shall continue to be responsible for all obligations thereunder, if any. Pursuant to the Agreement, the Buyer shall have the ability and right to selectively assume contracts in Buyer’s full discretion.

(d)         "Documents" shall mean all documents prepared in connection with the ownership, construction, operation, or maintenance of, the Business, or pertaining thereto, including without limitation (1) all marketing plans, software, studies, and reports and customer and supplier lists, and (2) all other books, ledgers, files, reports, plans, drawings and operating records of every kind maintained by or on behalf of Assignor.

(e)         “Evans Brands” shall mean the former assets of Pig’s Eye Brewing Company, including its original beers, lagers and ales (“Pig’s Eye Brands”), as well as original beers, lagers and ales known as Evans Lager Original, Evans Lager Black, Evans Lager Light, Bad Kat Ice, Dead Presidents and BAD DAWG (collectively with Pig’s Eye Brands).

(f)         "Intangible Assets" shall mean all other transferable intellectual or intangible property used by Assignor in connection with the Business, including all goodwill associated with the Business.

(g)         "Permits" shall mean all licenses, permits, franchises, approvals, authorizations, consents, or orders of or filings with, any governmental body or agency having jurisdiction over the Business and necessary for the past, present, or anticipated ownership or operation of the Business.

(h)         "Trade Names" shall mean names associated with the Evans Brands and all trade names relating to Pig's Eye Assets acquired from CBC, including trademarks, "Evans Brewing Company," and similar names used by Assignor in the conduct of the Business and all goodwill associated therewith. After conveyance of the Trade Names, Assignor shall not have the right to use said Trade Names. Notwithstanding the foregoing, Seller shall retain the name "Evans Brewing Company, Inc." as its corporate name.

(i)         “Landry’s Lease” shall mean that original lease between Southern California Plan II, Inc., and Willamette Valley, Inc. Microbreweries Across America, dated January 25, 1994, as assigned on May 25, 1994 to Orange County Brewing Company, and as extended to date.

2.             Assignment. Effective as of the Effective Date, Assignor hereby assigns and transfers to Assignee and Assignee's successors and assigns to the extent Assignor has a transferable interest therein, all of Assignor's right, title and interest in and to the Transferred Assets (with the exception of the ownership of Evans Brewing Company, Inc., a California corporation, described more fully below), and to the Permits, the Assumed Contracts, the Documents, the Trade Names, the Intangible Assets and the Claims, and Assignee shall be entitled to all rights and benefits accruing thereunder. The Parties specifically understand, acknowledge, and agree that the Property assigned by Assignor to Assignee does not include the shares of Evans Brewing Company Inc., a California corporation (“Evans California”), and that the Assignor shall retain ownership of the shares of Evans California at this time. Assignee hereby accepts the foregoing assignment, To the extent the Assumed Contracts are not formally assigned, Assignor shall act as Assignee's nominee and follow Assignee's directions in dealing with the other contract parties.

3.             Assumption. Effective as of the Effective Date, Assignee assumes: (a) all obligations arising under the Assumed Contracts after the Effective Date and agrees to be bound by the terns thereof from and after the Effective Date; and (b) all Assumed Liabilities and agrees to pay or perform such liabilities according to the nature and terms thereof.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first named above.

ASSIGNOR		ASSIGNEE

BAYHAWK ALES, INC., a Delaware corporation		EVANS BREWING COMPANY, INC. a Delaware corporation

By:	/s/ Evan M Rapport	By:	/s/ Michael J Rapport
Name:	Evan M Rapport	Name:	Michael J Rapport
Title:	President	Title:	President

Schedule 1 to General Assignment
Contracts

ASSUMED CONTRACTS

1.             Hosting contract for all websites including www.evanslager.com and the Pigs Eye brands.

2.             All rights and obligations under that certain Voluntary Surrender and Assignment Agreement dated August 26, 2013, by which City Brewing Company, LLC, acquired substantially all the assets of Pig's Eye Brewing Company, LLC, including its intellectual property and trademarks related to original beers, lagers and ales, and that Asset Purchase Agreement dated. August 30, 2013, by which Seller purchased all rights and obligations of City Brewing Company, LLC, under the Voluntary Surrender and Assignment Agreement dated August 26, 2013.

3.             All rights and obligations under that certain Distribution Agreement with G&F Distributing, Inc. dated December 4, 2013

4.             All rights and obligations under that certain Distribution Agreement with C Bay Beverage, LLC December 3, 2013

5.             The Landry’s Lease

6.             Distribution contracts as assumed by Buyer. Bayhawk and the Evans and Pigs Eye brands will be treated separately with respect to assumption.